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Exhibit 99

Notice to Investors, Prospective Investors and the Investment Community
Cautionary Information Regarding Forward-Looking Statements

        Statements in this filing regarding First Data Corporation's business which are not historical facts, including the revenue projection, are "forward-looking statements." All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company's forward-looking statements are premised include: (a) continued growth at rates approximating recent levels for card-based payment transactions, consumer money transfer transactions and other product markets; (b) renewal of material contracts in the Company's business units consistent with past experience; (c) continuing development and maintenance of appropriate business continuity plans for the Company's processing systems based on the needs and risks relative to each such system; (d) successfully managing the credit and fraud risks in the Company's business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (e) absence of significant changes in foreign exchange spreads on retail money transfer transactions, particularly in high-volume corridors, without a corresponding increase in volume or consumer fees; (f) continued political stability in countries in which Western Union has material operations; (g) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (h) no catastrophic events that could impact the Company's or its major customer's operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; and (i) no material breach of security of any of our systems.

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Notice to Investors, Prospective Investors and the Investment Community Cautionary Information Regarding Forward-Looking Statements